As filed with the Securities and Exchange Commission on November 6, 1996.
                              Registration No. 333-
   ---------------------------------------------------------------------------
                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20005

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933

                           CUPERTINO NATIONAL BANCORP
             (Exact name of registrant as specified in its charter)

               California                                   33-0060898
        (State or other jurisdiction                      (I.R.S. Employer
       incorporation or organization)                    Identification No.)


       20230 Stevens Creek Boulevard                           95014
          Cupertino, California
   (Address of principal executive offices)                   (Zip Code)


             Cupertino National Bancorp Employee Stock Purchase Plan
         Cupertino National Bancorp 1989 Non-Qualified Stock Option Plan
                              (Full title of plans)

                                 C. Donald Allen
                             Chief Executive Officer
                           Cupertino National Bancorp
                          20230 Stevens Creek Boulevard
                           Cupertino, California 95014
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (408) 996-1144

                                 WITH A COPY TO:
                                   Eileen Lyon
                            Manatt, Phelps & Phillips
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                                                   Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed                      Proposed
Title of                               Amount                      maximum                       maximum                  Amount
securities to                           to be               offering price                     aggregate            of registra-
be registered                      registered                per unit <F1>                offering price                tion fee
--------------------------------------------------------------------------------------------------------------------------------
Employee Stock
Purchase Plan
Common Stock                       60,000              $13.28                 $  796,800                   $241.45

1989 Non-Qualified
Stock Option Plan
Common Stock                       35,000              $15.625                $  546,875                   $165.72

TOTAL                              95,000                                     $1,343,675                   $407.17
--------------------------------------------------------------------------------------------------------------------------------


         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and such indeterminate number of shares as may become available as a result of the adjustment provisions thereof.

<F1>     Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the Cupertino National Bancorp 1989 Non-Qualified Stock Option Plan, the price is computed on the basis of the exercise price. As to shares under the Cupertino National Bancorp Employee Stock Purchase Plan, this plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on November 4, 1996, as reported on the National Association of Securities Dealers Automated Quotations System.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
          -----------------------------------------------

          The following documents filed by Cupertino National
Bancorp (the "Registrant") with the Commission are incorporated in this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act").

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since
December 31, 1995.

          (c) The description of the class of securities which is contained in the Registrant's Registration Statement on Form
8-A, as amended, including any amendment or report filed for the purpose of updating such information.

           All other documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

           Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.    Description of Securities
           -------------------------
           Not applicable.


Item 5.    Interests of Named Experts And Counsel
           --------------------------------------
           Not applicable.

Item 6.    Indemnification of Directors And Officers
           -----------------------------------------

           The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.


Item 7.    Exemption from Registration Claimed
           -----------------------------------
           Not applicable.


Item 8.    Exhibits
           --------
           See Exhibit Index.


Item 9.    Undertakings
           ------------

           The undersigned Registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Sec tion 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs 1(a) and 1(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person the Prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on October 17, 1996.

                                     CUPERTINO NATIONAL BANCORP



                                     By   /s/ C. Donald Allen
                                         ---------------------------
                                         C. Donald Allen,
                                         Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Donald Allen and Steven C. Smith his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 17, 1996.

Signature                                    Title


/s/ C. Donald Allen
---------------------------
C. Donald Allen                              Chief Executive Officer,
                                             President and Director
                                             (Principal Executive Officer)

/s/ Steven C. Smith
---------------------------
Steven C. Smith                              Executive Vice President, Chief
                                             Financial Officer and Chief
                                             Operating Officer (Principal
                                             Financial and Accounting
                                             Officer)


/s/ David K. Chui
---------------------------
David K. Chui                                Director



/s/ Carl E. Cookson
---------------------------
Carl E. Cookson                              Director



/s/ Jerry R. Crowley
---------------------------
Jerry R. Crowley                             Director



/s/ Janet M. DeCarli
---------------------------
Janet M. DeCarli                             Director



/s/ John M. Gatto
---------------------------
John M. Gatto                                Director



/s/ William H. Guengerich
---------------------------
William H. Guengerich                        Director



/s/ James E. Jackson
---------------------------
James E. Jackson                             Director

/s/ Rex D. Lindsay
---------------------------
Rex D. Lindsay                               Director and
                                             Vice Chairman of the Board



---------------------------
Glen McLaughlin                              Director and
                                             Chairman of the Board


/s/ Norman Meltzer
---------------------------
Norman Meltzer                               Director



/s/ Dick J. Randall
----------------------------
Dick J. Randall                              Director



/s/ Dennis S. Whittaker
----------------------------
Dennis S. Whittaker                          Director

                                  EXHIBIT INDEX



5.1         Opinion of Manatt, Phelps & Phillips

23.1        Consent of Manatt, Phelps & Phillips (see Exhibit 5.1).

23.2        Consent of Independent Public Accountants

25.1        Power of Attorney (included on signature page hereof)

99.1 Cupertino National Bancorp Employee Stock Purchase Plan, as amended

99.2        Cupertino National Bancorp 1989 Non-Qualified Stock Option
            Plan, as amended